Exhibit 99.1

eXp World Holdings Reports Q2 2023 Results

Positive Net Income of $9.4 Million

Agent Count Grew 7% Compared to the Same Quarter One Year Ago to More Than 88,000 Agents in 24 Global Markets

International Realty Revenue Increased 35% Compared to the Same Quarter One Year Ago to an All-Time Record

Generated $64.6 Million of Adjusted Operating Cash Flow

Company Declares Cash Dividend for Q3 2023 of $0.05 per Share of Common Stock

BELLINGHAM, Wash. — Aug. 3, 2023 — eXp World Holdings, Inc. (Nasdaq: EXPI), or the “Company”, the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Consolidated Financial Highlights as Compared to the Same Year-Ago Quarter:

●	Revenue decreased 13% to $1.2 billion.
●	Gross profit decreased 10% to $96.5 million.
●	Net income of $9.4 million. Earnings per diluted share of $0.06 compared to earnings per diluted share of $0.06 in the year-ago quarter.
●	Adjusted EBITDA (a non-GAAP financial measure) of $24.7 million.
●	As of June 30, 2023, cash and cash equivalents totaled $124.7 million, compared to $121.6 million as of December 31, 2022. The company repurchased approximately $48.8 million of common stock during the second quarter of 2023.
●	The Company paid a cash dividend for the second quarter of 2023 of $0.045 per share of common stock on May 31, 2023. On July 28, 2023, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the third quarter of 2023, expected to be paid on September 4, 2023 to stockholders of record on August 18, 2023.

Management Commentary

“We are continually raising the bar on what it means to be the most agent-centric brokerage on the planet by constantly iterating our agent value proposition that delivers the best support and tools,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Our agents’ feedback is critical in helping to determine and enhance programs. We have prioritized agent support through our reimagined eXpert Care Desk, which provides live support to agents 24/7. And in May, we launched Luna, the GPT-4 powered generative AI support agent, in direct response to aNPS feedback. We are seeing remarkable engagement, with a significant number of agents using the service asking follow-up questions. Even early in its development, Luna can correctly answer the majority of questions asked.”

“By consistently iterating on our agent value proposition along with our agent feedback, we are seeing strengthened agent Net Promoter Scores (aNPS), with second quarter aNPS up four percentage points year over year despite the challenging market.

“We know that in a slower housing market, productivity is at the top of everyone’s minds. As the largest and most efficient independent brokerage in the industry, we have the scale and financial resources to fund new investments in agent productivity while others scale back. During the quarter, we deployed several new agent support systems, increased our onboarding support coverage to 24/7 and established a white glove premier service desk for our top contributors. We also accelerated our initiative to get our agents paid faster and are making good progress toward our objective of near-real time agent payouts.”

“We delivered another profitable quarter despite lower transaction volume, as persistently high mortgage rates kept many buyers on the sidelines,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “Even as we continued to fund our key growth priorities and invest in agent-centric innovation, our balanced approach to spending resulted in a higher operating margin compared to the prior year quarter. Our efficient, cloud-based model, strong balance sheet and attractive operating cash flow profile are enabling us to invest in our agents to drive long-term growth and shareholder value.

“While high mortgage rates are expected to persist in the short term, consumer price inflation has started to cool down in our core North American market, and forward interest rate curves suggest that rates may now be at or near peak levels. We are optimistic that lower mortgage rates will unleash significant pent-up demand as affordability improves and buyers can once again meet seller price objectives.”

Second Quarter 2023 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp Realty ended the second quarter of 2023 with a global agent Net Promoter Score of 72, up from 68 a year ago. NPS is a measure of agent satisfaction and an important KPI for eXp given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform increased 7% to 88,248 as of June 30, 2023.
●	Transactions decreased 9% to 137,199.
●	Transaction volume decreased 16% to $48.6 billion.
●	Named Carolyn Merchant Chief Marketing Officer of eXp Realty on April 6, 2023.
●	Named Carrie Lysenko CEO of Zoocasa on April 16, 2023.
●	Announced a strategic title and brokerage joint venture with Vesta Settlements, LLC, to bring local title expertise and personalized service to agents in Virginia on June 2, 2023.
●	Announced Boost Program for Culturally Aligned Independent Teams and Brokerages to financially incentivize qualifying independent teams and brokerages to join eXp Realty on June 29, 2023.

●	Announced eXp Realty will accelerate agent rewards by reducing revenue share criteria on June 30, 2023.

Second Quarter 2023 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford and CFO Jeff Whiteside on Thursday, Aug. 3, 2023 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Thursday, Aug. 3, 2023

Time: 2 p.m. PT / 5 p.m. ET

Location: EXPI Campus. Join at https://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises. eXp Realty is the fastest-growing real estate company in the world with more than 88,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA and Adjusted Operating Cash Flow, which are non-U.S. GAAP financial measures that may be different than similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The Company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. The Company defines the non-U.S. GAAP financial measure of Adjusted Operating Cash Flow to mean net cash provided by operating activities, excluding the change in customer deposits. Adjusted EBITDA and Adjusted Operating Cash Flow may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA and Adjusted Operating Cash Flow should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (loss), the closest comparable U.S. GAAP measure. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; and revenue growth and financial performance. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$ 1,232,927	$ 1,415,060	$ 2,083,543	$ 2,425,791
Operating expenses
Commissions and other agent-related costs	1,136,411	1,307,810	1,913,970	2,235,077
General and administrative expenses	82,541	91,391	154,308	166,713
Sales and marketing expenses	2,878	4,210	5,841	7,910
Total operating expenses	1,221,830	1,403,411	2,074,119	2,409,700
Operating income	11,097	11,649	9,424	16,091
Other (income) expense
Other (income) expense, net	(1,299)	62	(2,179)	472
Equity in losses of unconsolidated affiliates	143	567	485	884
Total other (income) expense, net	(1,156)	629	(1,694)	1,356
Income before income tax expense	12,253	11,020	11,118	14,735
Income tax (benefit) expense	2,831	1,661	243	(3,488)
Net income	9,422	9,359	10,875	18,223
Net income attributable to noncontrolling interest	-	-	-	18
Net income attributable to eXp World Holdings, Inc.	$ 9,422	$ 9,359	$ 10,875	$ 18,241
Earnings per share
Basic	0.06	0.06	0.07	0.12
Diluted	0.06	0.06	0.07	0.12
Weighted average shares outstanding
Basic	153,249,120	150,783,418	152,899,883	150,049,170
Diluted	156,693,959	155,816,038	156,119,627	156,579,590

The following tables reflects Revenues and Adjusted Segment EBITDA by reportable segments:

SEGMENT REVENUES
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues	2023	2022	2023	2022
North American Realty	$ 1,219,345	$ 1,404,028	$ 2,056,459	$ 2,405,908
International Realty	11,991	8,908	22,748	16,002
Virbela	1,811	2,040	3,974	3,853
Other Affiliated Services	1,072	1,043	2,749	1,881
Revenues reconciliation:
Segment eliminations	(1,292)	(959)	($ 2,387)	($ 1,853)
Consolidated revenues	$ 1,232,927	$ 1,415,060	$ 2,083,543	$ 2,425,791

ADJUSTED SEGMENT EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
North American Realty	$ 34,122	$ 39,899	$ 55,325	$ 68,670
International Realty	(3,782)	(3,014)	(7,458)	(4,970)
Virbela	(1,196)	(2,715)	(2,492)	(5,487)
Other Affiliated Services	(1,168)	(747)	(1,849)	(1,576)
Corporate expenses and other	(3,247)	(6,509)	(5,470)	(12,010)
Consolidated Adjusted EBITDA	$ 24,729	$ 26,914	$ 38,056	$ 44,627

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$ 9,422	$ 9,359	$ 10,875	$ 18,223
Other (income) expense, net	(1,156)	629	(1,694)	1,356
Income tax (benefit) expense	2,831	1,661	243	(3,488)
Depreciation and amortization	2,779	2,429	5,358	4,387
Stock compensation expense (1)	8,488	9,230	18,148	17,028
Stock option expense	2,365	3,606	5,126	7,121
Adjusted EBITDA	$ 24,729	$ 26,914	$ 38,056	$ 44,627

(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

ADJUSTED OPERATING CASH FLOW
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Cash Provided by Operating Activities	$ 98,024	$ 53,791	$ 154,168	$ 165,298
Less: Customer Deposits	33,472	(23,373)	50,854	25,893
Adjusted Operating Cash Flow	$ 64,552	$ 77,164	$ 103,314	$ 139,405

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 124,714	$ 121,594
Restricted cash	88,560	37,789
Accounts receivable, net of allowance for credit losses of $1,544 and $4,014, respectively	134,998	87,262
Prepaids and other assets	8,101	8,468
TOTAL CURRENT ASSETS	356,373	255,113
Property, plant, and equipment, net	15,224	18,151
Operating lease right-of-use assets	32	2,127
Other noncurrent assets	6,567	1,703
Intangible assets, net	11,728	8,700
Deferred tax assets	65,306	68,676
Goodwill	27,552	27,212
TOTAL ASSETS	$ 482,782	$ 381,682
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 7,321	$ 10,391
Customer deposits	88,643	37,789
Accrued expenses	128,461	78,944
Current portion of lease obligation - operating lease	29	175
TOTAL CURRENT LIABILITIES	224,454	127,299
Long-term payable	5	4,697
Long-term lease obligation - operating lease, net of current portion	3	694
TOTAL LIABILITIES	224,462	132,690
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 177,900,083 issued and 153,588,186 outstanding at June 30, 2023; 171,656,030 issued and 152,839,239 outstanding at December 31, 2022	2	2
Additional paid-in capital	701,806	611,872
Treasury stock, at cost: 24,311,897 and 18,816,791 shares held, respectively	(463,738)	(385,010)
Accumulated earnings	18,138	20,723
Accumulated other comprehensive income	943	236
Total eXp World Holdings, Inc. stockholders' equity	257,151	247,823
Equity attributable to noncontrolling interest	1,169	1,169
TOTAL EQUITY	258,320	248,992
TOTAL LIABILITIES AND EQUITY	$ 482,782	$ 381,682

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$ 10,875	$ 18,223
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	4,163	3,570
Amortization expense - intangible assets	1,195	817
Loss on dissolution of consolidated affiliates	-	361
Allowance for credit losses on receivables/bad debt on receivables	(2,470)	608
Equity in loss of unconsolidated affiliates	485	884
Agent growth incentive stock compensation expense	18,148	17,028
Stock option compensation	5,126	7,121
Agent equity stock compensation expense	65,652	86,835
Deferred income taxes, net	3,370	(6,892)
Changes in operating assets and liabilities:
Accounts receivable	(45,266)	(22,269)
Prepaids and other assets	367	2,236
Customer deposits	50,854	25,893
Accounts payable	(3,069)	(1,152)
Accrued expenses	49,273	31,961
Long term payable	(4,692)	-
Other operating activities	157	74
NET CASH PROVIDED BY OPERATING ACTIVITIES	154,168	165,298
INVESTING ACTIVITIES
Purchases of property, plant, equipment	(3,433)	(8,077)
Investments in unconsolidated affiliates	(5,350)	-
Capitalized software development costs in intangible assets	(1,179)	-
NET CASH USED IN INVESTING ACTIVITIES	(9,962)	(8,077)
FINANCING ACTIVITIES
Repurchase of common stock	(78,728)	(79,820)
Proceeds from exercise of options	1,253	780
Transactions with noncontrolling interests	-	(425)
Dividends declared and paid	(13,460)	(11,744)
NET CASH USED IN FINANCING ACTIVITIES	(90,935)	(91,209)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	620	(1,141)
Net change in cash, cash equivalents and restricted cash	53,891	64,871
Cash, cash equivalents and restricted cash, beginning balance	159,383	175,910
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 213,274	$ 240,781
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	1,833	2,444
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease obligation - operating lease	837	-
Property, plant and equipment increase due to transfer of right-of-use lease asset	1,100	-
Property, plant and equipment purchases in accounts payable	-	246